Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF IOWA

CEDAR RAPIDS DIVISION

UNITED STATES OF AMERICA,	)
)
Plaintiff,	)
)
v.	)	Case No. 08-CIV-151-LRR
)
BERTHEL SBIC, LLC	)
)
Defendant.	)
)

THIRD AND FINAL RECEIVER'S REPORT FOR THE PERIOD JANUARY 1, 2011 THROUGH DECEMBER 19, 2011

This Third and Final Receiver's Report ("Receiver's Report) is being filed by the United States Small Business Administration (“SBA"), as the Receiver ("Receiver") of Berthel SBIC, LLC ("Berthel"). This report summarizes the activities of the receivership for the period from January 1, 2011 through December 19,2011 (the "Reporting Period"), and confirms that the Receiver has completed the procedures enumerated in the Order of this Court entered September 19, 2011 (the "Wind Up Order") for winding up the Berthel receivership. Pursuant to the Wind Up Order, the Receiver was ordered to perform the tasks necessary to wind up the receivership within ninety (90) days of the entry of the Wind Up Order, which date was December 19, 2011. The Receiver filed the First Receiver's Report for the Period from January 7, 2009 through December 31, 2009 (the "First Report") with this Court on February 26, 2010. The First Report was approved by Order of this Court entered March 3, 2010. The Receiver filed the Second Receiver's Report for the Period from January 1, 2010 through December 31,2010 (the "Second Report") with this Court on March 3, 2011. The Second Report was approved by Order of this Court entered March 4,2010.

II. OPERATION OF THE RECEIVERSHIP

A. General Operations

Pursuant to Paragraph 1 of the Consent Order and Judgment of this Court entered January 7, 2009 (the "Receivership Order"), the primary function of the Receiver was to marshal and liquidate the assets of Berthel, and to distribute the liquidation proceeds to creditors under the supervision of this Court. The Receiver has completed marshaling and liquidating the assets of Berthel, as discussed in greater detail below. During this Reporting Period, the Receiver collected an aggregate amount of $495,422.55 from the liquidation of Berthel's investments in CeloNova Biosciences, Inc. and FutureMatrix Interventional, lnc. 1 During the course of the Receivership, the Receiver collected an aggregate amount of $1,067,602.49.

B. Personnel

Pursuant to paragraph 5 of the Receivership Order, the Receiver retained personnel to effectuate the operation of the receivership. Specifically, during this Reporting Period, the Receiver continued to retain Barbara R. Klein to act in the capacity of Principal Agent for the Receiver. The Riggs Group, PC ("TRG"), continued to perform accounting and cash management functions, as needed. Such tasks included, but were not limited to: processing accounts payable and accounts receivable; reconciling bank account information; reviewing available pre-receivership accounting records of Berthel, as needed; performing limited reconstruction of records, as needed; creating and maintaining receivership accounting books and records; and preparing interim accounting schedules at the request of the Receiver. Recovery Support Services, Inc. (URSS") and Hawkstead Enterprises, LLC2, provided administrative services to the Receivership including, but not limited to, paralegal and office administrative services. Richard Moser performed asset valuation services, and Professional Business Services, Inc. prepared IRS 1099 forms for the Receiver. Finally, the law firm of Ober, Kaler, Grimes & Shriver, P.C., Washington, D.C., continued to provide securities and corporate law advice, as needed.

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1) The Receiver sold Berthel's interest in FutureMatrix Interventional for $434,497.44 on November 29, 2011. Such sale occurred after the Receiver closed the Receivership bank account on October 31, 2011. Therefore, the 'proceeds of the sale were paid directly to the SBA pursuant to paragraphs 2 and 5 of the Wind Up Order, rather than paid into the receivership cash account. As a result, the proceeds of the sale do not appear on the schedule of receivership cash receipts and disbursements through October 31, 2011, attached hereto as Appendix 1.

 2) Stephanie Sheridan performed services for the receivership under the name “Hawkstead Enterprises, LLC” starting January 1, 2011.

C. Receivership Office

During this Reporting Period, the Receiver continued to administer the receivership estate from the SBA Receivership Office located at 1100 G Street, NW, Washington, D.C. 20005. The Receiver, in order to limit expenses, shared overhead expenses such as office space and administrative services with other receiverships for which the SBA has been appointed Receiver.

D. Books, Records and Files

The books, records and files needed for receivership operations were maintained at the Receivership Office during the course of this Receivership. Those books, records and files which were not needed on an immediate basis were maintained at an off-site secure document storage facility.

The Wind Up Order provides for the disposition of the pre-receivership and receivership records of Berthel upon the close of the Receivership. Pursuant to paragraph 8 of the Wind Up Order, the Receiver notified the parent of Berthel, Berthel Growth and Income Trust I (the "Trust"), that there were approximately 35-40 boxes of pre-receivership documents which the Receiver proposed to transfer to the Trust in accordance with paragraph 7 of the Wind Up Order. By letter dated October 21, 2011, Dan Wegmann, on behalf of BFC Planning, Inc., Advisor to the Trust, requested that the Receiver deliver the pre-receivership records to the Trust to Mr. Wegmann’s attention. The pre-receivership redords were sent to the Trust on November 4 and December 5, 2011.

In accordance with paragraphs 1 and 7 of the Wind Up Order, on December 16, 2011 the Receiver sent Berthel Trust the accounting records necessary to enable the Trust to prepare and file 2011 tax returns, as well as other tax returns that may come due after the termination of the Berthel receivership.

Finally, pursuant to paragraph 9 of the Wind Up Order, the Receiver has arranged for the transfer to the SBA, and the delivery to the Federal Records Center, of the receivership files and the pre-receivership files which were not delivered to the Trust pursuant to the Wind Up Order.

E. Receivership Accounts

Throughout the course of the Receivership, the Receiver maintained a fully collateralized interest-bearing receivership bank account with BB&T Bank, Wilson, NC, in the name of "SBA as Receiver for Berthel SBIC, LLC: The Receiver closed out the bank account on October 31, 2011 and, in accordance with paragraphs 1 and 5 of the Wind Up Order, transferred the balance of all cash remaining in the receivership account after payment of final receivership administrative expenses to SBA, in partial satisfaction of the Consent Judgment awarded in favor of SBA pursuant to the Receivership Order. The amount transferred was $199,526.04, with $199,525.84 representing funds in the receivership account as of October 31, 2011, and $.20 representing residual interest paid to the Receiver by BB&T on November 3, 2011. 3 After transfer of the receivership account funds to SBA, the account was closed and the balance on the Berthel receivership account was $0.

F. Receiver's Certificate of Indebtedness

As discussed in the first two Receiver's Reports, the Receiver's Certificate of Indebtedness in the amount of $100,000, issued by the Receiver to SBA pursuant to paragraph 10 of the Receivership Order, was repaid in full by the Receiver in July 2010.

G. State Compliance

Berthel is a Delaware limited liability company. As of the end of this Reporting Period, Berthel was current in its filings with Delaware.

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3 The Receiver collected the residual interest payment of $.20 on November 3, 2011. Therefore, that amount is not reflected in the schedule of receipts and disbursements through October 31, 2011, attached to this Final Report as Appendix 1.

H. Tax and Accounting Matters

As discussed in the first two Receiver's Reports, Berthel is a single member limited liability company which is wholly owned by its parent, Berthel Trust. Prior to the Receivership, the Trust included Berthel on its tax returns. The Trust has advised the Receiver that it continued to include Berthel on its tax returns after this Court ordered the Receivership. During this Reporting Period, the Receiver provided the Trust with the information necessary to enable the Trust to prepare and file 2010 tax returns on behalf of the Trust and Berthel. Moreover, pursuant to paragraph 7 of the Wind Up Order, on December 16, 2011, the Receiver provided the Trust with copies of the accounting records necessary for the preparation of the 2011 tax returns.

I. SEC Reporting

As discussed in the first two Receiver's Reports, both Berthel and its parent, the Trust, are registered with the U. S. Securities and Exchange Commission ("SEC"). In accordance with a SEC "No Action" letter dated May 5, 2009, the Trust ceased filing annual and quarterly forms 10-K and 10-Q and, instead, was required to file SEC Form 8-K in connection with the occurrence of certain events including, but not limited to, reporting on "all material developments related to the SBIC's receivership (including copies of any Court Reports)." Accordingly, during the course of the Receivership, the Receiver notified the Trust of material developments in the Berthel receivership. Such notifications included the following: copies of the two Receiver's Reports; copies of the motion and supporting papers relating to the two Receiver's Reports; and notices to the Trust of the disposition of Berthel's investments in CeloNova Biosciences. Inc., FutureMatrix Interventional, Inc. and Inter-Med, Inc. (all discussed below). The Receiver proposes to send the Trust a copy of this Third and Final Receiver's Report, along with the accompanying pleadings.

III. ANALYSIS OF ASSETS

A. Debt and Equity Investments

Berthel's assets at the date of entry of the Receivership Order consisted of cash and debt and equity investments. Pursuant to Paragraph 3 of the Recelvershlp Order, the former management of Berthel identified seven (7) portfolio concerns of Berthel as of the date the Receivership Order was entered. During the first two Reporting Periods, the Receiver liquidated Berthel's investments in three (3) portfolio concerns, Physicians Total Care, Inc., the Schebler Company and EDmin.com, Inc., and determined that there would be no recovery of Berthel's investment in one portfolio concern, Feed Management Systems, Inc. During this Reporting Period, the Receiver liquidated Berthel's investments in CeloNova Biosciences, Inc. ("CeloNova") and FutureMatrix Interventional, Inc. ("FMI"). Finally, pursuant to paragraphs 1 and 5 of the Wind Up Order, the Receiver assigned Bethel's interest in Inter-Med, Inc. ("lnter-Med"), to SBA in preparation for the close of the Receivership. The investments in CeloNova, FMI and Inter-Med are discussed below.

1. CeloNova Biosciences, Inc.

Asset at 1/1/11	1,899,783 shares of common stock
Asset at 12/19/11	0
Collections during
Reporting Period:	$18,997.83

As discussed in the first two Receiver's Reports, CeloNova BioSciences ("CeloNova"), formerly known as "Imed Devices, lnc.,” ("Imed"), is a privately held biosciences company located in Georgia. Its primary focus is the manufacture of medical devices coated with a polymer called Polyzene®-F. At the inception of the Receivership, Berthel owned 1,899,783 shares of common stock of CeloNova.

CeloNova has close to two hundred shareholders, most of whom own less than 1 % of the company. The Receiver sent letters offering Berthel's common stock to CeloNova and to the three largest shareholders of CeloNova, who collectively own more than 80% of the company. The Receiver received two offers for the stock in response to its offer letters, and accepted the significantly larger offer of $16,997.63 made by a subsidiary of CeloNova, CeloNova Stant, Inc. After a review of financial and other relevant information pertaining to CeloNova, the Receiver determined that sale of the stock for $18,997.83 was in the best interests of the receivership estate. Accordingly, the Receiver sold the stock to CeloNova Stent on August 26, 2011. This asset is now fully liquidated and there will be no further collections in connection with Berthel's investment in CeloNova.

2. FutureMatrix Interventional, Inc.

Asset at 1/1/11	905,203 shares of common stock
Asset at 12/19/11	0
Collections during
Reporting Period	$476,497.44

FutureMatrix Interventional, Inc. (FMI), f/k/a “FutureMed Interventional, Inc.," is a privately held medical device manufacturer and development company located in Texas. Its major products are catheters and stents used primarily by radiologists and urologists. At the beginning of this receivership, Berthel owned 905,203 shares of common stock of FMI.

During this Reporting Period, the Receiver sold the stock held by Berthel in FMI to two of the principals of FMI, for an aggregate sales price of $434,497.44. After a review of financial and company information, legal documents and other relevant information pertaining to FMI, the Receiver determined that sale of the stock for $434,497.44 was in the best interests of the receivership estate. The sale occurred on November 29, 2011, which was after the Receiver had closed the receivership bank account on October 31, 2011 in accordance with paragraphs 2, 3 and 4 of this Court's Wind Up Order. Accordingly, the proceeds of the sale were paid directly to the SBA pursuant to paragraph 5 of the Wind Up Order, rather than to the receivership cash account, and the proceeds of the sale do not appear on the schedule of receivership cash receipts and disbursements attached hereto as Appendix 1.

In addition to the sale of the stock for $434,497.44, the Receiver collected $41,927.28 in dividends paid by FMI during this Reporting Period. Thus, the Receiver collected an aggregate amount of $476,424.72 in connection with this asset during this Reporting Period. Berthel's investment in FMI is now fully liquidated and there will be no further recoveries in connection with this asset.

3. Inter-med

Asset at 1/1/11	2,557,1670 shares of common stock
Asset at 12/19/11	0
Collections during
Reporting Period:	Asset transferred to SBA at a value of
$585,722

As discussed in prior Receiver's Reports, Inter-Med (d/b/a Vista Dental) ("Inter-Med") sells dental, periodontal and endodontal supplies, primarily small equipment and disposables. It is a privately held company located in Wisconsin. At the inception of the Receivership, Berthel owned 2,557.1670 shares of common stock of Inter-Med.

At the beginning of this Reporting Period, the Receiver negotiated a sale of the stock to Inter-Med and drew up the necessary securities sales documents. However, the sale was never consummated and the company did not buy the asset from Berthel. The Receiver's subsequent efforts to sell the stock were frustrated by virtue of the closely held nature of the stock, the lack of available markets through which to liquidate it, and the terms of the underlying transaction documents themselves. Therefore, the Receiver was not able to obtain other reasonable offers for the stock during this reporting period and, accordingly, transferred the stock to SBA on December 13, 2011, pursuant to paragraph 5 of the Wind Up Order. The Receiver valued the asset at $585,722 upon transfer to SBA, and SBA reduced the outstanding balance of the judgment it holds against Berthel accordingly. The SBA judgment is discussed below at pages 11 and 12.

B. Computer Equipment

During the course of the Receivership, the Receiver acquired used computer equipment consisting of a computer base, monitor and printer. The equipment was over six (6) years old at the end of the Receivership. The equipment models are no longer supported by the manufacturers, none of the pieces of equipment function properly at the present time, and the equipment is no longer usable. Therefore, the equipment has no value, has not been assigned to SSA, and has been abandoned.

V. CLAIMS AGAINST BERTHEL AND THE RECEIVERSHIP

A. Receivers Certificate

As discussed in the Second Report, the Receiver repaid the Receiver's Certificate in full during the Second Reporting Period.

B. SBA Judgment

By Consent Order and Judgment entered by this Court on January 7, 2009, this Court entered a judgment in favor of SBA, against Berthel, in the principal amount of $2,773,841.50, plus accrued interest in the amount of $17,598.79 through November 17, 2008, plus accrued interest in the amount of $566.15 per day up to entry of judgment on January 7, 2009, together with post-judgment interest at the rate allowed by law. In accordance with paragraph 5 of the Windup Order, the Receiver transferred and assigned all assets remaining in the Receivership estate to SSA in partial satisfaction of the judgment. Such assets included the following:

a)	$199,526.04, representing the funds remaining in the Receiver's cash account as of October 31, 2011, the date the account was closed, plus residual interest;
b)	$434,497.44, representing payment directly to SBA for Berthel's interest in FMI; and
c)	stock in Inter-Med owned by Berthel, which was transterred to SBA, at a value of $585,722.

The total value of the assets transferred to SSA pursuant to paragraph 5 of the Wind Up Order was $1,219,745.48 and the judgment held by SBA against Berthel was reduced accordingly. As of December 19, 2011, the outstanding principal balance of the judgment against Berthel was $1,538,992.56, and accrued interest was $690,644.78.

C. Claims Against the Receivership

As discussed in the First Report, this Court entered an Order on December 21, 2009 (the "Notice and Determination of Claims Order") establishing the order of priority for the payment of administrative expenses and claims against Berthel, and authorizing the Receiver to pay such claims in the following order of priority:

a)	First, any and all administrative expenses of the receivership estate, including repayment of the Receiver's Certificate;
b)	Second, to SSA, a consent judgment in the principal amount of $2,773,841.50, plus accrued interest in the amount of $17,598.79 through November 17, 2008, plus accrued interest in the amount of $566.15 per day up to entry of judgment on January 7, 2009, together with post-judgment interest at the rate allowed by law; and
c)	Third, to the sale equity member of Berthel SBIC, Berthel Growth and Income Trust.

Pursuant to paragraph 4 of the Notice and Determination of Claims Order, any person who failed to file a claim in accordance with the claims procedure mandated by the Court is forever barred from asserting, pursuing or prosecuting any pre-receivership claim against Berthel, the Receiver, or assets or funds in the possession of the Receiver.

As discussed in the first two Reports, during the course of the Receivership, the Receiver repaid the outstanding Receivers Certificate of Indebtedness in full, and paid continuing administrative expenses of the receivership as such expenses became due, pursuant to the terms of the Notice and Determination of Claims Order. Prior to the termination of the Receivership, and in accordance with both the Notice and Determination of Claims Order and paragraph 5 of the Wind Up Order, the Receiver paid all funds in the Receivership account, and assigned all remaining assets in the receivership estate, to SBA in partial satisfaction of the SBA judgment. Berthel's assets were insufficient to satisfy the SBA judgment in full. Therefore, there were no assets available to distribute to the equity member of Berthel upon the termination of the receivership.

VI. LlTIGATION

Berthel is a named party to this Receivership proceeding. The Receiver is not aware of any additional litigation to which Berthel is a party at the present time.

VII. WINDUP OF THE RECEIVERSHIP

This Court entered the Wind Up Order on September 19, 2011, which Order sets forth the procedures for winding up and terminating the receivership. The Receiver has completed the procedures enumerated in the Wind Up Order and has performed all final administrative and accounting tasks necessary to wind up and close the receivership including, but not limited to, the following:

1. The Receiver has finalized the receivership accounting books and records, including the preparation of information to enable the Trust to file tax returns for the tax year 2011 and other returns that may come due after the termination of the receivership, and has transmitted such information to Berthel Trust.

2. The Receiver has closed the Berthel receivership bank account and has assigned aIl proceeds of that account to SBA in partial satisfaction of the SBA judgment.

3. The Receiver has arranged for the delivery of the receivership records and files to the Federal Records Center.

4. The Receiver has prepaid reasonable estimated fees of its agents, accountants and other similar persons to facilitate the closing of the receivership after the receivership bank account was closed. The prepaid funds not expended in closing the receivership will be remitted to SSA after the receivership closes, in partial satisfaction of the SBA judgment.

5. The Receiver has unconditionally assigned and transferred all remaining assets Of Berthel to SBA in partial satisfaction of the SBA judgment. Such assets included the balance of funds in the receivership account, the proceeds of the sale of the stock owned by Bethel in FMI, and the stock held by Berthel in Inter-Med.

6. At the request of Berthel Trust, the Receiver delivered pre-receivership documents, records and files of Berthel to the Trust in accordance with the Wind Up Order.

7. The SBIC license of Berthel has been surrendered by the Receiver to SBA for revocation by the agency.

8. The Receiver has notified Berthel Trust that Berthel SBIC's SBIC license has been surrendered to SBA, and that control of Berthel SBIC will be unconditionally transferred and returned to the parent, effective upon the entry of an order of this Court discharging the Receiver

9. The Receiver has transmitted a copy of the Wind Up Order to Berthel Trust, and has thus notified Berthel Trust of the wind up and closing of the Receivership, the revocation of the SBIC license, and the transfer of control of Berthel to its parent, Berthel Trust, effective upon discharge of the Receiver.

VII. RECEIPTS AND DISBURSEMENTS

During this reporting period, the Berthel receivership shared office space, overhead expenses and administrative services with other SBA receiverships. This arrangement was beneficial to Berthel as operating costs for each individual receivership were reduced by such sharing of costs, as well as by the Receiver's use of certain services, such as telephone lines, provided by the Federal Government. The rent, administrative, and overhead expenses pertaining to the operation of the office were originally disbursed by RSS, the company which holds the lease for office space. The expenses were then allocated each month, after accounts were reconciled, to all the receiverships, including Berthel.

The cash receipts and disbursements for this Receivership for the period January 1, 2011 through October 31, 2011, the date the Receivership bank account was closed, and for the period of January 7, 2009 through October 31, 2011, is attached hereto as Appendix 1. As discussed above, the cash receipts and disbursements listing does not include the proceeds of the sale of Berthel's interest in FMI for $434,497.44 on November 29, 2011, nor does it include the receipt on November 3, 2011 of $.20, representing residual interest from the receivership bank account. The FMI sale and the receipt of the residual interest occurred after the Receiver closed the receivership bank account, and the proceeds of the sale and the interest were paid directly to SBA pursuant to paragraph 5 of the Wind Up Order of this Court, rather than into the receivership cash account.

This Receiver's Report was prepared by Barbara R. Klein, with accounting information provided by The Riggs Group, P.C.

Respectfully submitted,
U.S. SMALL BUSINESS ADMINISTRATION
as Receiver for Berthel SBIC, LLC
By: /s/ Barbara R. Klein
Date: January 26, 2012
Barbara R. Klein
Principal Agent for the Receiver

SBA, Receiver for BERTHEL SBIC, LLC
The schedule below sets forth receipts and disbursements for the periods
01-01-11 to 10-31-11 and 01-07-09 to 10-31-11, respectively.

		01-01-11 to 10-31-11	01-07-09 to 10-31-11
1. Total Cash on Hand at the Beginning of Period		$317,008.76	$1,480.14
2. Receivership Operations
A. Receipts from Receivership Operations:
Payment on Loans:
Schebler Company		$0.00	$184,679.94
Sale of Assets:
Schebler Company			170,000.00
Edmin.com, Inc.			132,500.00
Physicians Total Care			85,000.00
CeloNova Biosciences, Inc. (fka IMED Devic)		18,997.83	18,997.83
Subtotal Sale of Assets:		$18,997.83	$406,497.83
Other Receipts:
FutureMatrix International		41,927.28	41,927.28
Interest Earned from Cash Accounts		17.12	60.71
Subtotal Other Receipts:		$41,944.40	$41,987.99
Total Receipts from Receivership Operations		$60,942.23	$633,165.76
B. Disbursements from Receivership Operations:
Accounting/Bookkeeping Fees		42,240.26	120,788.52
Agent Fees		48,201.00	115,114.00
Rent/Overhead Allocation		29,601.82	68,226.71
Legal Services		28,817.38	50,266.51
Administrative Services		11,829.16	24,253.70
IT Systems Support Expenses		9,209.95	15,756.78
Valuation Fees		4,350.00	14,000.00
Deposit on Receivership Office Space			4,000.00
Travel Expenses			2,655.05
Estimated Expenses to Close		2,100.00	2,100.00
Record Storage Fees		850.72	2,075.96
Delivery Services		213.12	1,426.53
Trustee Fees/Bank Charges		476.64	1,397.56
Filing Fees		250.00	750.00
Corporate Compliance		198.80	705.64
Computer and Office Equipment			185.00
Communication Costs {Internet Fees/Fax/Phone}		36.30	53.54
Postage/Certified Mail Expenses		50.00	50.00
Advertising {including Bar Date Notice Publication}		44.53
Total Disbursements from Receivership Operations		$178,425.15	$423,850.03
			(117,482.92)
Net Cash Gain/{Loss} from Receivership Operations	$		$209,315.73
3. Borrowing for Receivership Operations

Receiver Certificates Obtained {from SBA}			100,000.00
Receiver Certificates {Paid with Interest} to SBA	$		$(111,270.03)
4. Distributions
Payment On Judgment {to SBA}		$199,525.84	$199,525.84
5. Total Cash on Hand for Period Ended October 31 , 2011		$0.00	0.00
Note: Residual interest of less than $2.00 is anticipated to flow through this account in early November, 2011

This amount will be immediately issued as a check to Us Small Business Administration leaving		APPENDIX 1
zero balance and closing the account